Market Plus Notes

UBS AG

September 24, 2012

PRODUCT SUPPLEMENT (To Prospectus dated January 11, 2012)

Product Supplement
Market Plus Notes

Linked to an Index or a Basket of Indices

UBS AG from time to time may offer and sell Market Plus Notes, which we refer to as the “Notes”, linked to either (i) an underlying index (the “underlying index”) or (ii) a weighted basket of indices (the “underlying basket”). This product supplement describes some of the general terms that may apply to the Notes and the general manner in which they may be offered. The specific terms of any Notes that we offer, including the name of the underlying index or the several indices (each a “basket index” and together, the “basket indices”) comprising the underlying basket to which the return on the Notes is linked and the specific manner in which such Notes may be offered, will be described for each particular offering of the Notes in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Notes are described in this product supplement include the following:

Issuer:
UBS AG
Booking Branch:
The booking branch of UBS AG will be specified in the applicable pricing supplement.
No Coupon:
Unless otherwise specified in the applicable pricing supplement, we will not pay you interest during the term of the Notes.
Issue Price:
The issue price per Note will be set equal to 100% of the principal amount of each Note.
Principal Amount:
Unless otherwise specified in the applicable pricing supplement, each Note will have a principal amount (the “principal amount”) of $1,000.
Payment at Maturity (per Note):
At maturity, UBS will deliver to you a cash payment per Note you hold, calculated as described below:
➢ if a knock-out event does not occur, UBS will pay a cash payment per Note equal to your principal amount plus an additional payment equal to:
➢ if the index return is less than or equal to the contingent minimum return, the product of (i) the principal amount multiplied by (ii) the contingent minimum return.
➢ if the index return is greater than the contingent minimum return but less than the maximum return (if applicable), the product of (i) the principal amount multiplied by (ii) the index return.
➢ if the index return is equal to or greater than the maximum return (if applicable), the product of (i) the principal amount multiplied by (ii) the maximum return.
In no event will the payment at maturity exceed the specified maximum payment at maturity, if any. Note that UBS may offer securities that do not have a maximum payment or other cap on appreciation or other features mentioned in this product supplement. The specific terms of your securities will be designated in the applicable pricing supplement.

➢

if a knock-out event does occur, UBS will pay a cash payment per Note equal to your principal amount plus the product of (i) the principal amount multiplied by (ii) the lesser of (a) the index return and (b) the maximum return (if applicable), which may result in a loss.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if a knock-out event occurs, the contingent minimum return feature is lost, and you will be fully exposed to any decline in the final level as compared to the initial level. In such case, you will lose 1% (or a fraction thereof) of your principal at maturity for each 1% (or a fraction thereof) that the index return is less than zero.
Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

(continued on following page)

Contingent Minimum Return:
A percentage return to be specified in the applicable pricing supplement.
Maximum Return:
A percentage return that is greater than the contingent minimum return and will be specified in the applicable pricing supplement, if applicable.
Index return:
The quotient, expressed as a percentage, of (i) the final level of the underlying index or underlying basket minus the initial level of the underlying index or underlying basket, divided by (ii) the initial level of the underlying index or underlying basket.
Expressed as a formula:
Final Level — Initial Level Initial Level
Initial Level:
The closing level of the underlying index determined on the trade date and set forth in the applicable pricing supplement or, in the case of an underlying basket, 100.
Final Level:
Unless otherwise specified in the applicable pricing supplement, the “final level” is the closing level of the underlying index determined on a date specified in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event, as described herein (the “observation date”) or, in the case of an underlying basket, a level of the underlying basket equal to the product of (i) the initial level of such underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket indices on the observation date.
Knock-Out Event:
A knock-out event occurs if, on any trading day during the monitoring period, the underlying index closing level is less than the initial level by more than the knock-out buffer amount.
Knock-Out Buffer Amount:
A percentage that will be specified in the applicable pricing supplement.
Monitoring Period:
Unless otherwise specified in the applicable pricing supplement, the period starting on the trade date and ending on, and including, the observation date.
See “General Terms of the Notes — Payment at Maturity” on page PS-25.
No Listing:
Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Notes, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-15 of this product supplement for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Securities LLC

Product Supplement dated September 24, 2012

ADDITIONAL INFORMATION ABOUT THE MARKET PLUS NOTES

You should read this product supplement together with the prospectus dated January 11, 2012, titled “Debt Securities and Warrants,” relating to our Medium Term Notes, Series A, of which the Notes are a part, the index supplement dated January 24, 2012, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Notes, may be linked, and any applicable pricing supplement relating to the Notes that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated January 11, 2012: http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm
•	Index Supplement dated January 24, 2012: http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Product Supplement
Product Supplement Summary	PS-1
Hypothetical Payment Amounts on Your Notes	PS-14
Risk Factors	PS-15
General Terms of the Notes	PS-25
Use of Proceeds and Hedging	PS-33
Supplemental U.S. Tax Considerations	PS-34
ERISA Considerations	PS-39
Supplemental Plan of Distribution (Conflicts of Interest)	PS-40
Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Dow Jones-UBS Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index (CMCI)	IS-24
Rogers International Commodity Index® Excess ReturnSM	IS-29
Non-U.S. Indices	IS-35
NYSE Arca Hong Kong 30 IndexSM	IS-35
EURO STOXX 50® Index	IS-38
FTSETM 100 Index	IS-40
FTSE China 25 IndexTM	IS-43
Hang Seng China Enterprises Index	IS-47
KOSPI 200 Index	IS-50
MSCI® Indices	IS-54
MSCI-EAFE® Index	IS-54
MSCI® Emerging Markets IndexSM	IS-54
Nikkei® 225 Index	IS-61
S&P/ASX 200® Index	IS-64
Swiss Market Index (SMI)®	IS-66
Structured Product Characterization	IS-68

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

Product Supplement Summary

This product supplement describes the terms that will apply generally to the Notes. On the trade date for each offering of the Notes, UBS AG will prepare a pricing supplement that, in addition to specifying the underlying index or underlying basket and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Notes,” we mean Market Plus Notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus titled “Debt Securities and Warrants”, dated January 11, 2012. References to the “applicable pricing supplement” mean the related pricing supplement that describes the specific terms of your Notes.

What Are the Market Plus Notes?

The Market Plus Notes (“Notes”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG whose return is linked to the performance of (i) an underlying index (the “underlying index”) or (ii) a weighted basket (an “underlying basket”) comprised of several indices (each a “basket index” and, together, the “basket indices”). The underlying index or underlying basket will be specified in the applicable pricing supplement to this product supplement.

At maturity, the Notes will pay an amount in cash that is based on (i) whether a knock-out event has occurred and (ii) the direction of and percentage change in the level of the underlying index or level of the underlying basket over the term of the Notes. However, in no event will the return on your Notes be greater than the maximum return specified in the applicable pricing supplement (the “maximum return”) if a maximum return is specified. In the case of Notes linked to an underlying basket, the “final level” of the underlying basket may be referred to in the applicable pricing supplement as the “closing level.” We will not pay you interest during the term of the Notes.

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per $1,000 principal amount of each Note you hold, calculated as follows:

➢	if a knock-out event does not occur, UBS will pay a cash payment per Note equal to:
➢	if the index return is less than or equal to the contingent minimum return:

$1,000 + ($1,000 × Contingent Minimum Return)

➢	if the index return is greater than the contingent minimum return but less than the maximum return (if applicable):

$1,000 + ($1,000 × Index Return)

➢	if the index return is equal to or greater than the maximum return (if applicable):

$1,000 + ($1,000 × Maximum Return).

In no event will the payment at maturity exceed the specified maximum payment at maturity, if any. Note that UBS may offer securities that do not have a maximum payment or other cap on appreciation or other features mentioned in this product supplement. The specific terms of your securities will be designated in the applicable pricing supplement.

➢	if a knock-out event does occur, UBS will pay a cash payment per Note equal to:

$1,000 + ($1,000 × the lesser of (a) the Index Return and (b) the Maximum Return (if applicable)), which may result in a loss.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if a knock-out event occurs, the contingent return feature is lost, and you will be fully exposed to any decline in the final level as compared to the initial level. In such case, you will lose 1% (or a fraction thereof) of your principal at maturity for each 1% (or a fraction thereof) that the index return is less than zero.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

The “contingent minimum return” is a percentage return specified in the applicable pricing supplement.

The “index return” is the quotient, expressed as a percentage, of (i) the final level of the underlying index or underlying basket minus the initial level of the underlying index or underlying basket, divided by (ii) the initial level of the underlying index or underlying basket.

Expressed as a formula:

Final Level — Initial Level

Initial Level

In the case of Notes linked to an underlying basket, the index return may be referred to as the “basket return” in the applicable pricing supplement.

The “knock-out buffer amount” is a percentage that will be specified in the applicable pricing supplement which is relevant in determining whether a knock-out event has occurred..

A “knock-out event” occurs if, on any trading day during the monitoring period, the underlying index closing level is less than the initial level by more than the knock-out buffer amount.

The “initial level” is (i) with respect to an underlying index, the closing level of the underlying index on the trade date and (ii) with respect to an underlying basket, 100.

The “final level” is (i) with respect to an underlying index, the closing level of the underlying index determined on the observation date, and (ii) with respect to an underlying basket, a level of the underlying basket equal to the product of (i) the initial level of such underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket indices on the observation date.

In the case of an offering of the Notes linked to an underlying index, the initial level may be referred to in the applicable pricing supplement as the “initial index level” and the final level may be referred to as the “final index level”, or each in such other manner as may be specified in the applicable pricing supplement.

In the case of an offering of the Notes linked to an underlying basket, the initial level may be referred to in the applicable pricing supplement as the “initial basket level” and the final level may be referred to as the “final basket level”, or each in such other manner as may be specified in the applicable pricing supplement. Furthermore, in the case of an offering of the Notes linked to an underlying basket, in the applicable pricing supplement (i) the term “initial index level” will refer to, with respect to a basket index, the closing level of such basket index determined on the trade date and (ii) the term “final index level” will refer to, with respect to a basket index, the closing level of such basket index determined on the observation date.

Unless otherwise specified in the applicable pricing supplement, the “monitoring period” is the period starting on the trade date and ending on, and including, the observation date.

The trade date and the observation date will be specified in the applicable pricing supplement.

We may issue separate offerings of the Notes that are identical in all respects, except that each offering may be linked to the performance of a different underlying index or underlying basket and will be subject to the particular terms of the respective Notes set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the

Notes will depend solely upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Notes.

The Notes Are Part of a Series

The Notes are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Notes will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Notes as described in the applicable pricing supplement, an investment in the Notes may offer the following features:

➢	Contingent Minimum Return With Participation in the Positive Performance of the Underlying Index Up to the Maximum Return — If a knock-out event does not occur, the Notes provide a minimum return equal to the contingent minimum return. The Notes also provide for participation in any positive index return that exceeds the contingent minimum return up to the maximum return. If a knock-out event occurs, you will be full exposed to the negative performance of the underlying index or underlying basket. The contingent minimum return feature only applies if the notes are held to maturity, and is subject to the creditworthiness of UBS.
➢	Contingent Repayment of Principal — The contingent minimum return feature also provides for the contingent repayment of your principal at maturity. If you hold the Notes to maturity and a knock-out event does not occur during the monitoring period, UBS will pay you at least your principal amount plus the contingent minimum return. If a knock-out event does occur, your investment will be fully exposed to any negative index return and, in that case, UBS will pay less than your principal amount, if anything, resulting in a loss proportionate to the negative index return. The contingent repayment of principal applies only if you hold the Notes to maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS.

What Are Some of the Risks of the Notes?

An investment in any of the Notes involves significant risks. Some of the risks that apply generally to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” section of this product supplement on page PS-15 and in the applicable pricing supplement.

➢	Risk of loss at maturity — The Notes do not guarantee any return of principal at maturity. The return on the Notes depends on (i) whether a knock-out event occurs and (ii) the direction of and percentage change in the final level of the underlying index or level of the underlying basket relative to its initial level. If a knock-out event occurs, you will be fully exposed to any negative performance of the underlying index or underlying basket on the observation date and you may lose some or all of your principal. Specifically, in such case, you will lose 1% (or a fraction thereof) of your principal at maturity for each 1% (or a fraction thereof) that the index return is less than zero.
➢	The contingent repayment of principal applies only at maturity — The contingent repayment of your principal is only available if you hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if a knock-out event has not occurred. You should be willing to hold your Notes to maturity.
➢	Your growth potential is limited — The Notes do not offer full participation in the positive performance of the underlying index or underlying basket. The Notes allow for participation in any positive index return only up to the maximum return, if a maximum return is specified in an applicable pricing supplement. In no event will the return on your Notes be greater than the maximum return. Since the maximum payment amount on the Notes is capped, you will not benefit from a positive index return in excess of an amount equal to the maximum return (if applicable). As a result, the return on an investment in the Notes may be less than the return on a hypothetical direct investment in the underlying index or underlying basket or index constituent stocks.
➢	You will not be entitled to any contingent minimum return if a knock-out event occurs — The Notes are subject to daily closing level monitoring. As a result, if a knock-out event occurs, you will not be entitled to receive the contingent minimum return on the Notes and you will be fully exposed at maturity to any depreciation in the underlying index or underlying basket. Under these circumstances, if the final level is less than the initial level, you will lose 1% of the principal amount of your investment for every 1% decrease in the final level as compared to the initial level. Under these circumstances, you may lose some or all of your investment at maturity and you will be fully exposed to any depreciation in the level of the underlying index or underlying basket.
➢	No interest payments — UBS will not pay any interest with respect to the Notes.
➢	Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire initial investment.
➢	Market risk — The return on the Notes, which may be positive or negative, is directly linked to the performance of the underlying index or underlying basket and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying index or basket indices. The level of the underlying index or any basket index can rise or fall sharply due to factors specific to such index or its index constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.
➢	Owning the Notes is not the same as owning the index constituents — The return on your Notes may not reflect the return you would realize if you actually owned the index constituents comprising the underlying index or basket indices. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Notes, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Notes. In addition, as an owner of the Notes, you will not have voting rights or any other rights that holders of the index constituents may have.

➢	No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the level of the underlying index or underlying basket will rise or fall. There can be no assurance that the level of the underlying index or underlying basket will rise above the initial level or that a knock-out event will not occur. The level of the underlying index or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stocks. You should be willing to accept the risks of owning equities in general and the index constituent stocks in particular, and the risk of losing some or all of your initial investment.
➢	There may be little or no secondary market for the Notes — Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Notes, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.
➢	Price of Notes prior to maturity — The market price of the Notes will be influenced by many unpredictable and interrelated factors, including the level of the underlying index or underlying basket; the volatility of such underlying index or basket indices; the dividend rate paid on any index constituent stocks; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on the secondary market price of the Notes — Generally, the price of the Notes in the secondary market, if one develops, is likely to be lower than the issue price since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or basket indices, may adversely affect the level(s) of the underlying index or basket indices and, therefore, the market value of the Notes.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying index or basket indices or trading activities related to the underlying index, any basket indices or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the Notes. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying index or underlying basket to which the Notes are linked.
➢	Dealer Incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your own tax advisor about your tax situation.

Subject to the specific terms of your Notes, as specified in the applicable pricing supplement, the Notes generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.
➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying index, underlying basket or the index constituents.
➢	You believe the underlying index or underlying basket will appreciate over the term of the Notes and that the appreciation is unlikely to exceed an amount equal to the maximum return (if applicable).
➢	You understand and accept that your potential return is limited to the maximum return and you would be willing to invest in the Notes if the maximum return was set equal to the bottom of the range for the anticipated maximum return for such offering of the Notes (the actual maximum return, if any, will be determined on the trade date for each offering of the Notes and will be specified in the applicable pricing supplement).
➢	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index or underlying basket.
➢	You do not seek current income from your investment and are willing to forego dividends paid on any index constituent stocks.
➢	You are willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes.
➢	You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Notes, as specified in the applicable pricing supplement, the Notes generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.
➢	You require an investment designed to guarantee a full return of principal at maturity.
➢	You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that may have the same downside market risk as the underlying index, underlying basket or the index constituents.
➢	You believe that the level of the underlying index or underlying basket will decline over the term of the Notes and a knock-out event is likely to occur during the monitoring period, or you believe the underlying index or underlying basket will appreciate over the term of the Notes by more than the maximum return (if applicable).
➢	You seek an investment that has unlimited return potential without a cap on appreciation (if a maximum return is specified in an applicable pricing supplement).
➢	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index or underlying basket.
➢	You seek current income from this investment or prefer to receive the dividends paid on the index constituent stocks.
➢	You are unable or unwilling to hold the Notes to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the Notes.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-15 of this product supplement.

What Are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in |mJ|mJSupplemental U.S. Tax Considerations” beginning on page PS-34 of the product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes and, accordingly, the tax treatment of the Notes is uncertain. Pursuant to the terms of the Notes, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid derivative contract with respect to the underlying index or underlying basket. If your Notes are so treated, you should generally not accrue any income with respect to your Notes prior to sale, exchange or maturity of the Notes and you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should be long-term capital gain or loss, if you have held your Notes for more than one year.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-35 of the product supplement.

The Internal Revenue Service, for example, might assert that you should be required to recognize taxable gain on any rebalancing or rollover of an underlying index or underlying basket and if the underlying index or underlying basket references commodities, that Section 1256 of the Internal Revenue Code of 1986, as amended (the “Code”) should apply to your Notes. If the underlying index or underlying basket references certain exchange traded funds, partnerships, passive foreign investment companies (“PFIC”s) or other pass-thru entities, Section 1260 of the Code might apply to your Notes. See “Supplemental U.S. Tax Considerations” on page PS-34 and the Free Writing Prospectus and Pricing Supplement for specific Notes.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-34 of the product supplement, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

What Are the Steps to Calculate Payment at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes, followed by examples for seven hypothetical Notes, six based on the performance of a single underlying index and one based on the performance of an underlying basket.

Step 1: Calculate the Index return

Calculate the Index return for an Underlying Index

Where the payment at maturity is based on the performance of a single underlying index, the index return is calculated as the quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

Index return =
 Final level — Initial level

Initial level

The “initial level” is the closing level of the underlying index determined on the trade date.

The “final level” is the closing level of the underlying index determined on the observation date.

Calculate the Index return for an Underlying Basket comprised of three Basket Indices.

Where the payment at maturity is based on the performance of an underlying basket, the index return is calculated as the quotient, expressed as a percentage, of (i) the final level of the underlying basket minus the initial level of the underlying basket, divided by (ii) the initial level of the underlying basket. Expressed as a formula:

Index return =
 Final level — Initial level

Initial level

The “initial level” is 100, unless otherwise specified in the applicable pricing supplement.

The “final level” will be calculated on the observation date as follows:

100 ×(1 + (WBI1 × BIR1) + (WBI2 × BIR2) + (WBI3 × BIR3))

where

“W” is the respective weighting of each basket index (i.e., BI1, BI2 and BI3) in the underlying basket, expressed as a percentage, and

“BIR” is the respective index return for each basket index (i.e., BI1, BI2 and BI3) calculated in the same manner described above under “Calculate the Index return for an Underlying Index”.

Step 2: Calculate the Cash Payment at Maturity

At maturity, UBS will pay a cash payment per $1,000 principal amount of each Note you hold, calculated as follows:

➢	if a knock-out event does not occur, UBS will pay a cash payment per Note equal to:
➢	if the index return is less than or equal to the contingent minimum return:

$1,000 + ($1,000 × Contingent Minimum Return)

➢	if the index return is greater than the contingent minimum return but less than the maximum return (if applicable):

$1,000 + ($1,000 × Index Return)

➢	if the index return is equal to or greater than the maximum return (if applicable):

$1,000 + ($1,000 × Maximum Return).

In no event will the payment at maturity exceed the specified maximum payment at maturity, if any. Note that UBS may offer securities that do not have a maximum payment or other cap on appreciation or other features mentioned in this product supplement. The specific terms of your securities will be designated in the applicable pricing supplement.

➢	if a knock-out event does occur, UBS will pay a cash payment per Note equal to:

$1,000 + ($1,000 × the lesser of (a) the Index Return and (b) the Maximum Return (if applicable)), which may result in a loss.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if a knock-out event occurs, the contingent return feature is lost, and you will be fully exposed to any decline in the final level as compared to the initial level. In such case, you will lose 1% (or a fraction thereof) of your principal at maturity for each 1% (or a fraction thereof) that the index return is less than zero.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Hypothetical examples of how the Notes perform at maturity:

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the closing level of the underlying index during the term of the Notes. We cannot predict whether a knock-out event will occur or what the final level will be on the observation date. You should not take these examples as an indication or assurance of the expected performance of the underlying index or underlying basket (the actual terms of your Notes will be specified in the applicable pricing supplement).

Scenario #1:  A Knock-Out Event Does Not Occur during the Monitoring Period.

In this scenario, the hypothetical Notes provide a minimum return equal to the contingent minimum return and participation in any positive index return in excess of the contingent minimum return up to the maximum return.

Example 1 — The Index return is 20%

The following example illustrates the calculation of the index return and the payment at maturity for a hypothetical Note linked to a single underlying index with the following assumptions (actual terms for the Notes will be specified in the applicable pricing supplement):

Maximum return	28%
Contingent minimum return	10%
Knock-out buffer amount	20%
Initial level	100
Final level	120

Given the above assumptions, the index return would be calculated as follows:

Index return = Final level — Initial level Initial level	= 120 — 100 100 = 20%

Given an index return of 20%, the payment at maturity would be:

$1,000 + ($1,000 × Index return) = $1,000 + ($1,000 × 20%) = $1,200 per Note (a gain of 20%).

Example 2 — The Index return is -10%

The following example illustrates the calculation of the index return and the payment at maturity for a hypothetical Note based on a single underlying index with the following assumptions:

Maximum return	28%
Contingent minimum return	10%
Knock-out buffer amount	20%
Initial level	100
Final level	90

Given the above assumptions, the index return would be calculated as follows:

Index return = Final level — Initial level Initial level	= 90 — 100 100 = -10%

Since a knock-out event did not occur, the contingent minimum return applies, and the payment at maturity would be:

$1,000 + ($1,000 × Contingent minimum return) = $1,000 + ($1,000 × 10%) = $1,100 per Note (a gain of 10%).

Example 3 — The Index return is 30%

The following example illustrates the calculation of the index return and the payment at maturity for a hypothetical Note based on a single underlying index with the following assumptions:

Maximum return	28%
Contingent minimum return	10%
Knock-out buffer amount	20%
Initial level	100
Final level	130

Given the above assumptions, the index return would be calculated as follows:

Index return = Final level — Initial level Initial level	= 130 — 100 100 = 30%

Since the index return is greater than the maximum return, the payment at maturity would be $1,280 (a gain equal to the maximum return of 28%).

Scenario #2:   A Knock-Out Event Occurs During the Monitoring Period.

In this scenario, the contingent minimum return feature of the hypothetical Notes is lost, and your principal is fully exposed to any negative index return.

Example 1 — The Index return is -50%

The following example illustrates the calculation of the index return and the payment at maturity for a hypothetical Note based on a single underlying index with the following assumptions:

Maximum return	28%
Contingent minimum return	10%
Knock-out buffer amount	20%
Initial level	100
Final level	50

Given the above assumptions, the index return would be calculated as follows:

Index return = Final level — Initial level Initial level	= 50 — 100 100 = -50%

Since a knock-out event occurs, the contingent minimum return is lost and the investor is fully exposed to the decline of the underlying index. In this example, the final payment is calculated as follows:

$1,000 + ($1,000 × -50%) = $1,000 - $500 = $500 per Note (a loss of 50%)

Accordingly, if a knock-out event occurs, you may lose some or all of your principal.

Example 2 — The Index return is 30%

The following example illustrates the calculation of the index return and the payment at maturity for a hypothetical Note based on a single underlying index with the following assumptions:

Maximum return	28%
Contingent minimum return	10%
Knock-out buffer amount	20%
Initial level	100
Final level	130

Given the above assumptions, the index return would be calculated as follows:

Index return = Final level — Initial level Initial level	= 130 — 100 100 = 30%

Since the index return is greater than the maximum return, the payment at maturity would be $1,280 (a gain equal to the maximum return of 28%).

Example 3 — The Index return is -10%

The following example illustrates the calculation of the index return and the payment at maturity for a hypothetical Note based on a single underlying index with the following assumptions:

Maximum return	28%
Contingent minimum return	10%
Knock-out buffer amount	20%
Initial level	100
Final level	90

Given the above assumptions, the index return would be calculated as follows:

Index return = Final level — Initial level Initial level	= 90 — 100 100 = -10%

Since a knock-out event occurred, the contingent minimum return is lost and the investor is fully exposed to the decline of the underlying index. In this example, the final payment is calculated as follows:

$1,000 + ($1,000 × -10%) = $1,000 - $100 = $900 per Note (a loss of 10%)

Example 4 — The Basket Return is 1.5%

The following example illustrates the calculation of the index return and the payment at maturity for a hypothetical Note based on an underlying basket comprised of three basket indices with the following assumptions:

Basket Index	Index Weight	Index Return
A	50%	10%
B	30%	-15%
C	20%	5%

Maximum return	28%
Contingent minimum return	10%
Knock-out buffer amount	20%

Given the above assumptions, the final level would be calculated as follows:

Final level = 100 x (1 + (A index weight x A index return) +

(B index weight x B index return) +

(C index weight x C index return))

= 100 x (1 + (50% x 10%) + (30% x -15%) + (20% x 5%)) = 101.5

The index return is then calculated as follows:

Index return = Final level — Initial level Initial level	= 101.5 — 100 100 = 1.5%

Since a knock-out event occurred, the contingent minimum return is lost. In this example, the final payment is calculated as follows:

$1,000 + ($1,000 × Index return) = $1,000 + ($1,000 × 1.5%) = $1,015 per Note (a gain of 1.5%).

Any payment to be made on the Notes is subject to the creditworthiness of the Issuer. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the Notes.

Hypothetical Payment Amounts on Your Notes

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Notes at maturity and the cash payment that could be delivered for each of your Notes on the stated maturity date based on a range of hypothetical initial levels or final levels and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical levels of the underlying index or basket indices during the monitoring period and on the observation date could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on levels for the underlying index or basket indices that may not be achieved during the monitoring period and on the observation date and on assumptions regarding terms of the Notes that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Notes on the stated maturity date may bear little or no relationship to the actual market value of your Notes on that date or at any other time, including any time over the term of the Notes that you might wish to sell your Notes. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Notes, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Notes might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the underlying index or the basket indices. The following factors, among others, may cause the financial return on your Notes to differ from the financial return you would receive by investing directly in the underlying index or basket indices or the index constituents:

➢	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying index or underlying basket during the term of the Notes, and not on whether a knock-out event has occurred;
➢	the return on such a direct investment would not be limited by the maximum return or otherwise capped;
➢	in the case of a direct investment in the underlying index or basket indices comprised of index constituent stocks or a direct investment in the index constituent stocks themselves, the return could include substantial dividend payments or other distributions, which you will not receive as an investor in the Notes;
➢	an investment directly in the index constituents is likely to have tax consequences that are different from an investment in the Notes; and
➢	an investment in the index constituents may have better liquidity than the Notes and, to the extent there are commissions or other fees in relation to a direct investment in such index constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Notes.

We describe various risk factors that may affect the market value of the Notes, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-15 of this product supplement.

We cannot predict the levels of the underlying index or basket indices during the term of your Notes or, therefore, whether a knock-out event will occur. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Notes on the stated maturity date, nor should it be viewed as an indication of the financial return on your Notes or of how that return might compare to the financial return if you were to invest directly in the underlying index or the basket indices, or the index constituents.

Risk Factors

The return on the Notes is linked to the performance of the underlying index or underlying basket and will depend on the index return and on whether a knock-out event has occurred. Investing in the Notes is not equivalent to a direct investment in the underlying index, basket indices or the index constituents. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this product supplement, the index supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Notes.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Notes do not guarantee any return of principal at maturity. You may lose some or all of your initial investment in the Notes.

The Notes differ from ordinary debt securities in that we will not pay you interest on the Notes or necessarily pay the full principal amount of the Notes at maturity. The return on the Notes depends on (i) whether a knockout event occurs and (ii) the direction of and percentage change in the final level of the underlying index or level of the underlying basket relative to its initial level. If a knock-out event occurs, you will be fully exposed to any negative performance of the underlying index or underlying basket on the observation date and you may lose some or all of your principal. Specifically, in such case, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of your principal amount for every 1% (or a fraction thereof) that the index return is less than zero. Accordingly, you may lose some or all of your principal if a knock-out event occurs.

The contingent repayment of principal applies only at maturity.

You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if a knock-out event has not occurred.

You will not receive interest payments on the Notes or dividend payments on any index constituent stocks.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the index constituent stocks.

Your return potential is limited by the maximum return on the Notes at maturity.

The Notes do not offer full participation in any positive appreciation of the underlying index. The Notes allow for participation in any positive index return that exceeds the contingent minimum return only up to the predetermined maximum return, if a maximum return is specified in the applicable pricing supplement. In no event will the return on your Notes be greater than the maximum return (if applicable). If the maximum payment amount on the Notes is capped, you will not benefit from a positive index return in excess of an amount equal to the predetermined maximum return. As a result, the return on an investment in the Notes may be less than the return on a hypothetical direct investment in the underlying index or index constituent stocks.

Any payment on the Notes is subject to the creditworthiness of UBS.

The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire initial investment.

Risk Factors

Owning the Notes is not the same as owning the index constituents.

The return on your Notes will not reflect the return you would realize if you actually owned the index constituents and held such investments for a similar period because:

➢	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the index constituents during the term of the Notes, and not on whether a knock-out event has occurred;
➢	the return on such a direct investment would not be limited by the maximum return (if applicable) or otherwise capped;
➢	in the case of a direct investment in the index constituents, the return could include substantial dividend payments, which you will not receive as an investor in the Notes;
➢	an investment directly in the index constituents is likely to have tax consequences that are different from an investment in the Notes; and
➢	an investment in the index constituents may have better liquidity than the Notes and, to the extent there are commissions or other fees in relation to a direct investment in such index constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Notes.

If the index return exceeds an amount equal to the applicable maximum return (if applicable), your return on the Notes at maturity will be less than the return on a direct investment in the underlying index or underlying basket without taking into account taxes and other costs related to such a direct investment.

Even if the level of the underlying index or the level of the underlying basket appreciates during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of the underlying index or the level of the underlying basket to increase while the market value of the Notes declines.

No assurance that the investment view implicit in the Notes will be successful.

It is impossible to predict whether and the extent to which the level of the underlying index or underlying basket will rise or fall. There can be no assurance that the level of the underlying index or underlying basket will rise above the initial level or that a knock-out event will not occur. The final level of the underlying index or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the index constituent stocks. You should be willing to accept the risks of owning equities in general and the index constituent stocks in particular, and the risk of losing some or all of your initial investment.

If the Notes are linked to an underlying basket, changes in the levels of the basket indices may offset each other.

If the Notes are linked to an underlying basket, the return on the Notes will be linked to a weighted basket comprised of the basket indices. While the levels of some basket indices may increase over the term of the Notes, the levels of other basket indices may not increase during the term of the Notes as much or may even decline. Therefore, in determining whether a knock-out event has occurred and in calculating the index return and the payment at maturity on the Notes, increases in the levels of one or more of the basket indices may be moderated, or offset, by lesser increases or declines in the levels of one or more of the other basket indices . This affect is further amplified by differing weights of the basket indices. More heavily weighted basket indices will have a larger impact on the index return than basket indices with lesser weightings.

Risk Factors

The calculation agent can postpone the determination of the final level, and therefore the maturity date, if a market disruption event occurs on the observation date.

The determination of the final level may be postponed with respect to an underlying index or a basket index if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying index or basket index on the observation date. If such a postponement occurs, the calculation agent will use the closing level of the underlying index or affected basket index on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying index or affected basket index. In no event, however, will the observation date be postponed by more than eight trading days. As a result, the maturity date for the Notes could also be postponed, although not by more than eight trading days.

If the determination of the closing level of the underlying index or affected basket index on the observation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying index or basket index on that day, that day will nevertheless be the date on which the final level will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the final level that would have prevailed in the absence of the market disruption event. See “General Terms of the Notes — Market Disruption Event”.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Notes — Sales in the secondary market may result in significant losses.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price to public and to the intrinsic value of the Notes, and as a result, you may suffer substantial losses, even in cases where the level of the underlying index or underlying basket has risen since the trade date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Notes to maturity.

The market value of the Notes may be influenced by unpredictable factors.

The market value of your Notes may fluctuate between the date you purchase them and the observation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Notes. Generally, we expect that the level of the underlying index or the underlying basket on any day, and whether a knock-out event has occurred will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

➢	the volatility of the underlying index or basket indices (i.e., the frequency and magnitude of changes in the level of the underlying index or basket indices over the term of the Notes);
➢	the composition of the underlying index or the basket indices and changes to their respective index constituents;
➢	the market prices of the index constituents;
➢	the dividend rate paid on the index constituent stocks (while not paid to the holders of the Notes, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index or basket indices comprised of such index constituent stocks, and therefore affect the market value of the Notes);

Risk Factors

➢	interest rates in the U.S. market and each market related to the underlying index or basket indices;
➢	the time remaining to the maturity of the Notes;
➢	supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level(s) of the underlying index or basket indices and equity and commodity markets generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Notes in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE UNDERLYING INDEX
OR BASKET INDICES

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any index (an “index sponsor”) that may be used to calculate the payment at maturity of the Notes (except for licensing arrangements discussed in the index supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index or the basket indices. If an index sponsor discontinues or suspends the calculation of the underlying index or a basket index to which your Notes are linked, it may become difficult to determine the market value of the Notes and the payment at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index or basket index exists, the payment you receive at maturity will be determined by the calculation agent. See “General Terms of the Notes—Market Disruption Event” on page PS-28 and “General Terms of the Notes—Role of Calculation Agent” on page PS-32. No index sponsor is involved in the offer of the Notes in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Notes in taking any actions that might affect the market value of your Notes or your payment at maturity.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying index sponsor(s) and the underlying index or basket indices to which your Notes are linked from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the relevant index sponsor or the underlying index or basket indices contained in the index supplement or any applicable pricing supplement. You, as an investor in the Notes, should make your own independent investigation into the relevant index sponsor and the underlying index or basket indices for your Notes.

Risk Factors

Changes that affect the underlying index or basket indices will affect the market value of your Notes and the amount you will receive at maturity of your Notes.

The policies of an index sponsor concerning the calculation of the underlying index or a basket index, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying index or basket indices, could affect the level of the underlying index or basket indices and, therefore, could affect the amount payable on your Notes at maturity and the market value of your Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates the underlying index or a basket index, or if an index sponsor discontinues or suspends calculation or publication of the underlying index or a basket index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if the final level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent—which initially will be UBS Securities LLC, an affiliate of UBS—may determine the final level—and thus the amount payable at maturity—in a manner it considers appropriate.

Historical performance of the underlying index or basket indices should not be taken as an indication of the future performance of the underlying index or basket indices during the term of the Notes.

The market prices of the index constituents will determine the level(s) of the underlying index or basket indices. The historical performance of the underlying index or the basket indices should not be taken as an indication of the future performance of the underlying index or basket indices. As a result, it is impossible to predict whether the level of the underlying index or any basket index will rise or fall. Market prices of the index constituents will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the market prices of such index constituents.

Moreover, any underlying basket to which the Notes may be linked does not have a recognized market value and no historical performance data will be available. The closing levels of the basket indices will determine the level of the underlying basket.

An investment in the Notes may be subject to risks associated with non-U.S. markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S.

Risk Factors

government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult for any index sponsor to enforce the laws or regulations of a non-U.S. country or exchange.

The index return for the Notes may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index or basket index whose index constituents are traded in currencies other than the U.S. dollar.

Although the index constituents for the underlying index or a basket index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Notes are denominated in U.S. dollars, and the calculation of the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the index return of the underlying index or underlying basket and therefore, the amount payable on your Notes. The amount we pay in respect of the Notes on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Notes” beginning on page PS-25.

The Notes may be subject to currency exchange risk.

Because the market prices of the index constituents may be converted by an index sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of the underlying index or basket indices, holders of the Notes will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the foreign currencies of the index constituents underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the foreign currencies in which such index constituents are denominated, the level of any such index may be adversely affected, and the payment at maturity of the Notes may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate levels;
➢	the balance of payments;
➢	the extent of governmental surpluses or deficits in the countries relevant to the index and the United States of America; and
➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the underlying index or basket indices, the United States and other countries important to international trade and finance.

Risk Factors

RISKS RELATED TO COMMODITY INDEX CHARACTERISTICS AND ISSUES

In the case of Notes linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Notes in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index or basket index that is a commodity index and, therefore, the value of your Notes in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Notes linked to a commodities index, such Notes may not offer direct exposure to commodity spot prices.

Your Notes may be linked to an index that is comprised of commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Notes may underperform a similar investment that is linked to commodity spot prices.

In the case of Notes linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Notes.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of any underlying index or basket index that is a commodity index and, therefore, the value of your Notes.

In the case of Notes linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Notes may be linked to an index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index commodities included in any underlying index or basket indices and the markets for those index commodities during the term of your Notes. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of any commodity index to which your Notes are linked and, accordingly, decrease the payment you receive at maturity.

Risk Factors

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the index constituents, futures, options, exchange-traded funds or other derivative products on such index constituents or the underlying index or basket indices may impair the market value of the Notes.

As described below under “Use of Proceeds and Hedging” on page PS-33, UBS or its affiliates may hedge their obligations under the Notes by purchasing the index constituents, futures or options on the index constituents or the underlying index or basket indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index or basket indices, and they may adjust these hedges by, among other things, purchasing or selling the index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index or basket indices at any time. Although they are not expected to, any of these hedging activities may adversely affect the market prices of such index constituents and/or the level(s) of the underlying index or basket indices and, therefore, the amount payable at maturity and the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the index constituents and other investments relating to the index constituents or the underlying index or basket indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the index constituents and the level(s) of the underlying index or basket indices and, therefore, the amount payable at maturity and the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the underlying index or basket indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Notes.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Notes, although they are not obligated to do so. As market makers, trading of the Notes may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Notes in their inventory. The supply and demand for the Notes, including inventory positions of market makers, may affect the secondary market price for the Notes.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index or basket indices and the index constituents that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the underlying index or any basket index, could be adverse to the interests of the holders of the Notes.

In the case of Notes linked to an equity index or to a basket that includes an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Any of these activities by UBS, UBS Securities LLC or other

Risk Factors

affiliates may affect the market prices of the index constituent stocks and the level of the underlying index or any basket index and, therefore, the amount payable at maturity and the market value of the Notes.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes. Any such research, opinions or recommendations could affect the level of the underlying index or any basket index or the market value of, and the return on, the Notes.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying index or the underlying basket to which the Notes are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the Notes. We may change the calculation agent after the original issue date of any Notes without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the index constituents, underlying index or a basket index has occurred or is continuing on the observation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Notes.

UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We will pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Notes are uncertain.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-34 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Further, although the matter is not clear, there exists a risk that an investment in Notes that are linked to an index comprised of shares of an exchange traded fund (“ETF”), PFIC or other pass-thru entity or a basket of indices that are comprised of shares of ETFs, PFICs or other pass-thru entities will be treated as

Risk Factors

a “constructive ownership” transaction under Section 1260 of the Code which could result in part or all of any long-term capital gain realized by you on sale or maturity of the Notes being recharacterized as ordinary income and subject to an interest charge.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-34 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

General Terms of the Notes

The following is a summary of the general terms of the Notes. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Each offering of the Notes is linked to the performance of a different underlying index or underlying basket and is subject to the particular terms set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend on the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Notes.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Notes:

No Coupon

Unless otherwise specified in the applicable pricing supplement, the Notes do not pay interest and do not guarantee any return of principal.

Denomination

Each Note will have a principal amount of $1,000, unless otherwise specified in the applicable pricing supplement.

Payment at Maturity

At maturity UBS will pay a cash payment per Note you hold, calculated as follows:

➢	if a knock-out event does not occur, UBS will pay a cash payment per Note equal to:
➢	if the index return is less than or equal to the contingent minimum return:

$1,000 + ($1,000 × Contingent Minimum Return)

➢	if the index return is greater than the contingent minimum return but less than the maximum return (if applicable):

$1,000 + ($1,000 × Index Return)

➢	if the index return is equal to or greater than the maximum return (if applicable):

$1,000 + ($1,000 × Maximum Return).

In no event will the payment at maturity exceed the specified maximum payment at maturity, if any. Note that UBS may offer securities that do not have a maximum payment or other cap on appreciation or other features mentioned in this product supplement. The specific terms of your securities will be designated in the applicable pricing supplement.

➢	if a knock-out event does occur, UBS will pay a cash payment per Note equal to:

$1,000 + ($1,000 × the lesser of (a) the Index Return and (b) the Maximum Return (if applicable)), which may result in a loss.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some

General Terms of the Notes

or all of your investment. Specifically, if a knock-out event occurs, the contingent return feature is lost, and you will be fully exposed to any decline in the final level as compared to the initial level. In such case, you will lose 1% (or a fraction thereof) of your principal at maturity for each 1% (or a fraction thereof) that the index return is less than zero.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

The “contingent minimum return” is a percentage return specified in the applicable pricing supplement.

The “maximum return” is a percentage return that is greater than the contingent minimum return and will be specified in the applicable pricing supplement, if applicable.

The “index return” is the quotient, expressed as a percentage, of (i) the final level of the underlying index or underlying basket minus the initial level of the underlying index or underlying basket, divided by (ii) the initial level of the underlying index or underlying basket.

Expressed as a formula:

Final level – Initial level

Initial level

In the applicable pricing supplement, the index return may also be referred to as (i) the “basket return” in the case of Notes linked to an underlying basket, or (ii) the “index return” in the case of Notes linked to an underlying index.

The “knock-out buffer amount” is a percentage that will be specified in the applicable pricing supplement which is relevant in determining whether a knock-out event has occurred.

A “knock-out event” occurs if, on any trading day during the monitoring period, the underlying index closing level is less than the initial level by more than the knock-out buffer amount.

The “initial level” is (i) with respect to an underlying index, the closing level of the underlying index on the trade date and (ii) with respect to an underlying basket, 100.

The “final level” is (i) with respect to an underlying index, the closing level of the underlying index determined on the observation date, and (ii) with respect to an underlying basket, a level of the underlying basket equal to the product of (i) the initial level of such underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket indices on the observation date.

In the case of an offering of the Notes linked to an underlying index, the initial level may be referred to in the applicable pricing supplement as the “initial index level” and the final level may be referred to as the “final index level”, or each in such other manner as may be specified in the applicable pricing supplement.

In the case of an offering of the Notes linked to an underlying basket, the initial level may be referred to in the applicable pricing supplement as the “basket starting level” and the final level may be referred to as the “basket ending level”, or each in such other manner as may be specified in the applicable pricing supplement. Furthermore, in the case of an offering of the Notes linked to an underlying basket, in the applicable pricing supplement (i) the term “initial index level” will refer to, with respect to a basket index, the closing level of such basket index determined on the trade date and (ii) the term “final index level” will refer to, with respect to a basket index, the closing level of such basket index determined on the observation date.

General Terms of the Notes

Unless otherwise specified in the applicable pricing supplement, the “monitoring period” is the period starting on the trade date and ending on, and including, the observation date.

The trade date and the observation date will be specified in the applicable pricing supplement.

We may issue separate offerings of the Notes that are identical in all respects, except that each individual offering may be linked to the performance of a different underlying index or underlying basket and will be subject to the particular terms of the respective Notes set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend solely upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Notes.

Maturity Date

The maturity date for your Notes will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the observation date with respect to the underlying index or any basket index (as the case may be), the maturity date will be automatically postponed to maintain the same number of business days between the latest postponed observation date and the maturity date as existed prior to the postponement(s) of the observation date. The calculation agent may postpone the observation date for the underlying index or a basket index (as the case may be) if a market disruption event occurs or is continuing with respect to such underlying index or basket index on a day that would otherwise be the observation date. We describe market disruption events under “— Market Disruption Event” below.

A postponement of the maturity date for one offering of the Notes will not affect the maturity date for any other offering of the Notes.

Observation Date

The observation date for your Notes will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the underlying index or a basket index (as the case may be). In that event, the observation date for the disrupted underlying index or basket index (as the case may be) will be the first following trading day on which the closing level of such underlying index or basket index is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying index or basket index. In no event, however, will the observation date for the Notes be postponed by more than eight trading days with respect to any underlying index or basket index.

If a particular offering of the Notes is linked to an underlying basket, a market disruption event for a particular basket index included in such underlying basket will not necessarily be a market disruption event for another basket index included in such underlying basket. If, on the observation date, no market disruption event with respect to a particular basket index occurs or is continuing, then such observation date will not be postponed with respect to such basket index, irrespective of the occurrence of a market disruption event on such observation date with respect to one or more of the other basket indices.

A postponement of the observation date for one offering of the Notes will not affect the observation date for any other offering of the Notes.

If observation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the observation date will be the next following trading day.

General Terms of the Notes

Closing Level

Unless otherwise specified in the applicable pricing supplement, the closing level of any underlying index or basket index on any trading day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the primary exchange for such index, as determined by the calculation agent.

Market Disruption Event

The calculation agent will determine the final level based upon the closing level(s) of the underlying index or the basket indices (as the case may be) on the observation date specified in the applicable pricing supplement. As described above, the observation date may be postponed with respect to the underlying index or a basket index (as the case may be), and thus the determination of the final level with respect to such observation date may be postponed, if the calculation agent determines that, on the observation date, a market disruption event has occurred or is continuing with respect to such underlying index or basket index. If such a postponement occurs, the calculation agent will determine the final level with reference to the closing level for the disrupted underlying index or basket index on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying index or basket index. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the observation date, if it determines that one or more of the events described below has not and is not likely to materially impair its ability to determine the closing level(s) of the underlying index or one or more basket indices. In no event, however, will the observation date be postponed by more than eight trading days.

If the determination of final level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the final level will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the final level that would have prevailed in the absence of the market disruption event.

If a particular offering of the Notes is linked to an underlying basket, a market disruption event for a particular basket index included in such underlying basket will not necessarily be a market disruption event for another basket index included in such underlying basket. If, on the originally scheduled observation date, no market disruption event with respect to a particular basket index occurs or is continuing, then the determination of the closing level for such basket index will be made on the originally scheduled observation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket indices.

Any of the following will be a market disruption event with respect to a particular underlying index or basket index related to a particular offering of the Notes, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in a material number of index constituents, for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to such underlying index or basket index or to a material number of index constituents in the primary market or markets for those contracts for more than two hours of trading or during the one hour before the close of trading in that market;
➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect

General Terms of the Notes

transactions in, or obtain market values for, futures or options contracts relating to such underlying index or basket index or a material number of index constituents in the primary market or markets for those options or contracts;
➢	a suspension, absence or material limitation of trading in any futures contract included in the underlying index or one or more basket indices;
➢	a change in the settlement price of any futures contract included in the underlying index or one or more basket indices by an amount equal to the maximum permitted price change from the previous day’s settlement price;
➢	the settlement price is not published for any individual futures contract included in the underlying index or one or more basket indices;
➢	the underlying index or one or more basket indices is not published; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to the underlying index or any basket index generally.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying index or one or more basket indices, in any index constituents or in any option or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the underlying index or any basket index or any index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

A market disruption event for a particular offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Discontinuance of or Adjustments to the Underlying Index or a Basket Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of the underlying index or a basket index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, index return, initial level, final level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the underlying index or a basket index is discontinued and that there is no successor index on any date when the level of such underlying index or basket index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index or basket index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index or a basket index have been changed at any time in any respect that causes the level of

General Terms of the Notes

the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, index return, initial level, final level, the amount payable at maturity, the knock-out buffer amount, maximum return or any other calculation, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the index return used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, index return, initial level, final level and the amount payable at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Notes in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Notes, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Notes is accelerated, we will pay the default amount in respect of the principal of your Notes at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the Notes. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for your Notes on any day will be an amount, in U.S. Dollars for the principal of your Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Notes. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Notes, which we describe below, the holders of your Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would

General Terms of the Notes

charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the observation date, then the default amount will equal the principal amount of the Notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Notes at maturity will be made to accounts designated by you or the holder of your Notes and approved by us, or at the office of the trustee in New York City, but only when your Notes are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day on which trading is generally conducted on the primary exchange(s) for the components of the underlying index or any basket index, as determined by the calculation agent.

Business Day

When we refer to a business day with respect to your Notes, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

General Terms of the Notes

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Notes without notice. The calculation agent will make all determinations regarding the value of your Notes at maturity, market disruption events, business days, trading days, the default amount, the index return, the initial level, the final level and the amount payable in respect of your Notes, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the underlying index or basket indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on the index constituents or the underlying index or basket indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of index constituents or other securities of issuers of the index constituent stocks;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or basket indices or the value of the index constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the observation date. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on the index constituents, underlying index or basket indices or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying index or underlying basket or markets relating to the underlying index or basket indices. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Notes from time to time and the payment at maturity of your Notes. See “Risk Factors” beginning on page PS-15 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Notes and receiving payments of principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Notes who purchases your Notes at their issue price for cash and you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank or other financial institution,
➢	a regulated investment company or a real estate investment trust,
➢	a life insurance company,
➢	a tax-exempt organization, including an individual retirement account or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively,
➢	a person that owns Notes as part of a straddle, hedging conversion transaction for tax purposes, or who enters into a “constructive sale” or “wash sale” with respect to the Notes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Supplemental U.S. Tax Considerations

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

Tax Treatment of Notes

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Notes as a pre-paid derivative contract with respect to the underlying index or underlying basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should generally not accrue any income with respect to the Notes during the term of the Notes prior to any sale or exchange of the Notes and you should generally recognize capital gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

If the Notes have a term greater than one year, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the

Supplemental U.S. Tax Considerations

yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Similarly, if the Notes have a term of one year or less, it is possible that the Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, to the extent that an underlying index includes commodities, it is possible that the Internal Revenue Service could assert that Section 1256 of the Internal Revenue Code should apply to your Notes or a portion of your Notes. If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize gain or loss as if the Notes or the relevant portion of the Notes had been sold for fair market value).

If one or more entities included in an underlying index are treated as a real estate investment trust (“REIT”), a partnership, a PFIC, a regulated investment company, such as an exchange traded fund (“ETF”), or other “pass-thru entity”, it is possible that the constructive ownership rules of Section 1260 of the Code may apply to your Notes. In such case, a portion of any long-term capital gain recognized by a U.S. holder with respect to the Notes that relates to such pass-thru entity might be recharacterized as ordinary income and subject to an interest charge.

We will not attempt to ascertain whether the issuer of any equity referenced by an underlying index would be treated as a PFIC. In general, is a U.S. taxpayer holds an interest in a PFIC, such U.S. taxpayer would be required to report any gain on disposition of an interest in such PFIC as ordinary income, rather than capital gain, and the taxpayer would be subject to tax on such gain in the year that the gain is recognized at the highest ordinary income tax rate and liable for a non-deductible interest charge at the federal underpayment rate as if such gain had been ratably earned realized over each day in the taxpayer’s holding period for the PFIC. In the event that the Notes reference an index that includes any shares in a PFIC, the application of the PFIC rules to the Notes would be unclear.

Accordingly, you should consult your tax advisor regarding the possible application of the constructive ownership rules and PFIC rules to an investment in the Notes.

The Internal Revenue Service could also possibly assert that (i) you should be treated as owning the components of the underlying index or underlying basket, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the components of the underlying index or underlying basket, (iii) any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss, (iv) you should be required to accrue interest income over the term of your Notes or (v) you should be required to include in ordinary income an amount equal to any increase in the underlying index or underlying basket that is attributable to ordinary income that is

Supplemental U.S. Tax Considerations

realized in respect of the index components. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Notes or a sale of the Notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Notes.

Recent Legislation

Medicare Tax on Net Investment Income.  Beginning in 2013, United States holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. United States holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets.  Under recently enacted legislation, United States holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” in excess of $50,000 (or in some cases a higher threshold) may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Notes.

Backup Withholding and Information Reporting.

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Notes within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Notes effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Notes effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Notes that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,

Supplemental U.S. Tax Considerations

➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Notes effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.

If you are not a United States holder, you will generally not be subject to United States withholding tax with respect to payments on your Notes and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your foreign status, including providing an IRS Form W-8BEN and the Notes are characterized as pre-paid derivative contracts. However, as discussed above, the IRS is studying whether non-U.S. persons should be subject to withholding on any deemed income accruals on certain derivative contracts.

Gain from the sale or exchange of a Notes or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Note to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered Notes at the original issue price to public applicable to the offered Notes to be resold. UBS Securities LLC may resell the Notes to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Notes of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Notes to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-33, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Notes after their initial sale. In connection with any offering of the Notes, UBS, UBS Securities LLC, and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Notes within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Notes in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.